Exhibit 99.1

NEWS RELEASE

DRESS BARN, INC. ANNOUNCES FISCAL 2009 FIRST QUARTER SALES AND EARNINGS CONFERENCE CALL ON WEDNESDAY, NOVEMBER 19, 2008

SUFFERN, NY - NOVEMBER 11, 2008 - Dress Barn, Inc. (NASDAQ - DBRN) today announces the release of its fiscal 2009 first quarter sales and earnings results on Wednesday, November 19, 2008. Results will be released over Business Wire at approximately 4:00 P.M. Eastern Time. The Company will host a conference call at 4:30 P.M. Eastern Time to review its results, which will include comments from its senior management team followed by a question and answer session.

Parties interested in participating in this call should dial in at (617) 597-5346 five minutes prior to the start time, the passcode is 91244776. The call will also be simultaneously broadcast at www.dressbarn.com. A recording of the call will be available shortly after its conclusion and until December 19, 2008 by dialing
(617) 801-6888, the passcode is 87956205.

ABOUT DRESS BARN, INC.
Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality casual and career fashion apparel through its dressbarn and maurices brands. As of October 25, 2008, the Company operated 841 dressbarn stores in 46 states and 692 maurices stores in 44 states. For more information, please visit www.dressbarn.com and www.maurices.com.

CONTACT:	Dress Barn, Inc. Investor Relations (845) 369-4600